NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

600 WEST BROADWAY – 30th Floor

SAN DIEGO, CALIFORNIA 92101

NICHOLAS-APPLEGATE INTERNATIONAL GROWTH FUND

January 6, 2009

Dear Nicholas-Applegate International Growth Fund shareholders:

On behalf of the Board of Trustees of Nicholas-Applegate Institutional Funds, we are pleased to invite you to attend a special meeting of the shareholders of the Nicholas-Applegate International Growth Fund (the "Fund") to be held at 10:00 a.m., Pacific time, on January 28, 2009, at the offices of Nicholas-Applegate Capital Management LLC, 600 West Broadway, 30th Floor, San Diego, California 92101.

As discussed in the enclosed Proxy Statement, at the special meeting, the Fund's shareholders will vote on three separate proposals: a proposed reorganization of the Fund, a proposed new investment management agreement and a proposed sub-advisory agreement. The proposed new investment management agreement and sub-advisory agreement would take effect immediately prior to the reorganization. As described in the attached Proxy Statement, each proposal must be approved by the Fund's shareholders for any proposal to take effect.

Your vote is important.

After reviewing the proposals, your Board of Trustees unanimously agreed that the proposed reorganization and the proposed new investment management agreement and sub-advisory agreement are in the best interests of the Fund's shareholders and voted to approve them, as more fully described in the accompanying Proxy Statement. Now it is your turn to review the proposals and vote. For more information about the issues requiring your vote, please refer to the accompanying Proxy Statement.

No matter how many shares you own, your timely vote is important. If you are not able to attend the meeting in person, then please complete, sign, date and mail the enclosed proxy card promptly to avoid the expense of additional mailings or having us telephone you.

Thank you in advance for your participation in this important event.

Sincerely,

Horacio A. Valeiras, CFA

President

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

600 West Broadway—30th Floor

San Diego, California 92101

NICHOLAS-APPLEGATE INTERNATIONAL GROWTH FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

January 28, 2009

To the Shareholders of the Nicholas-Applegate International Growth Fund (the "Fund"):

Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Fund will be held on January 28, 2009, at 10:00 a.m., Pacific time, at the offices of Nicholas-Applegate Capital Management LLC, 600 West Broadway, 30th Floor, San Diego, California 92101, to consider and act on the proposals noted below and to transact such other business as may properly come before the Meeting or any adjournment thereof.

1. To approve an Agreement and Plan of Reorganization with respect to the reorganization of the Nicholas-Applegate International Growth Fund, a series of Nicholas-Applegate Institutional Funds, with and into the Allianz NACM International Growth Fund, a series of Allianz Funds Multi-Strategy Trust, and the transactions contemplated thereby, as described in the attached Proxy Statement.

2. To approve a new investment management agreement between Allianz Global Investors Fund Management LLC ("Allianz Global Fund Management") and Nicholas-Applegate Institutional Funds with respect to the Fund, as described in the attached Proxy Statement.

3. To approve a new sub-advisory agreement between Allianz Global Fund Management and Nicholas-Applegate Capital Management LLC with respect to the Fund, as described in the attached Proxy Statement.

4. To consider and act upon such other matters as may properly come before the Meeting and any adjournment thereof.

Only shareholders of record at the close of business on November 30, 2008, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

January 6, 2009

By order of the Board of Trustees

Horacio A. Valeiras, CFA

President

YOUR VOTE IS IMPORTANT

AS A SHAREHOLDER OF THE FUND, YOU ARE ASKED TO ATTEND THE MEETING EITHER IN PERSON OR BY PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ENSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL EXPENSES ASSOCIATED WITH FURTHER SOLICITATION. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE MEETING, AND YOU MAY REVOKE YOUR PROXY BY ADVISING THE SECRETARY OF NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS IN WRITING (BY SUBSEQUENT PROXY OR OTHERWISE) OF SUCH REVOCATION AT ANY TIME BEFORE IT IS VOTED.